THE L. ROY PAPP STOCK FUND, INC.

                              Articles of Amendment

         The L. Roy Papp Stock Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland and an open-end company registered under the Investment Company Act of 1940 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The articles of incorporation of the Corporation are amended as follows:

                 Article SECOND of the articles of incorporation is deleted, and the following is inserted in lieu thereof:

                         SECOND.  Name.  The name of the Corporation is Papp
                   Stock Fund, Inc.

         SECOND: The board of directors of the Corporation on March 22_, 1999 duly adopted a resolution in which was set the forgoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and approved.

         THIRD: The amendment as hereinabove set forth has been duly approved by the board of directors of the Corporation pursuant to Section 2-605(a)(4) of the Maryland General Corporation Law.

         FOURTH: The effective date of the amendment as hereinabove set forth shall be May 1, 1999, and the amendment to the charter provided for herein shall be affective as of that date.

         IN WITNESS WHEREOF, The L. Roy Papp Stock Fund, Inc. has caused these articles to be signed in its name and on its behalf by its president and attested by its secretary on April 12, 1999.

                                               THE L. ROY PAPP STOCK FUND, INC.

                                               By    /s/ Harry A. Papp
                                                     -----------------
                                               Harry A. Papp, President

Attest:

         /s/ Robert L. Mueller
         ---------------------
         Robert L. Mueller, Secretary



         THE UNDERSIGNED, president of The L. Roy Papp Stock Fund, Inc., who executed on behalf of the corporation the foregoing articles of amendment, of which this certificate is made a part, acknowledges, in the name and on behalf of the corporation, the foregoing articles of amendment to be the corporate act of the corporation, and further certifies that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                      /s/ Harry A. Papp
                                      -------------------
                                      Harry A. Papp